UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KEURIG GREEN MOUNTAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On December 6, 2015, Keurig Green Mountain, Inc., a Delaware corporation (the “Company” or “Keurig”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, Maple Holdings Acquisition Corp., a Delaware corporation, the Company and, solely for purposes of Article IX of the Merger Agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands.

This Schedule 14A filing consists of the following frequently asked questions (“FAQs”) regarding the Canadian tax implications in respect of purchases of Company common stock through the Keurig Green Mountain, Inc. 2014 Amended and Restated Employee Stock Purchase Plan, as amended (the “ESPP”), which FAQs were made available to the Company’s Canadian employees on February 16, 2016.

ESPP

Canadian tax implications resulting from shares of Keurig common stock purchased through the ESPP in the current contribution period - September 2015 to date

In connection with the termination of the current ESPP contribution period, there will be an employment taxable benefit on any gain resulting from purchases of shares of common stock made in the current period; the difference between the fair market value of the shares on the date of purchase (i.e., for illustrative purposes only, $90.50) and the purchase price of the shares at the end of the contribution period.  The tax on this benefit will be deducted from your employment income by payroll over the 6 paychecks following the purchase of the shares at the end of the contribution period.

Canadian tax implications of the proposed transaction with JAB relating to shares of Keurig common stock purchased through the ESPP

You may have a capital gain tax implication for shares of common stock you hold as a result of ESPP contributions.  The capital gain or loss will be determined by the difference between the fair market value of the shares on the date of the closing of the proposed transaction with JAB ($92.00 per share) and the fair market value of the share on the date of the original purchase. For example:

Capital Gain Scenario
Sale price of Share		$92.00
Fair Market Value at time of purchase of shares		$54.00
Capital gain per share		$38.00
Number of shares	10
Total Capital Gain		$380.00

Capital Loss Scenario
Sale price of Share		$92.00
Fair Market Value at time of purchase of shares		$110.00
Capital loss per share	-$	18.00
Number of shares	10
Total Capital Loss	-$	180.00

Capital Gain Scenario - Current Contribution period
Sale price of Share		$92.00
Fair Market Value at time of purchase of shares		$90.50
Capital gain per share		$1.50
Number of shares	10
Total Capital Gain		$15.00

Additional Information Regarding the Transaction and Where to Find It

This communication is being made in respect of the proposed merger transaction involving the Company, Acorn Holdings B.V. and Maple Holdings Acquisition Corp.  The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company filed a definitive proxy statement with the SEC on January 12, 2016 (the “Proxy Statement”) and intends to file further relevant materials with the SEC. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of the Proxy Statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.KeurigGreenMountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the Proxy Statement and any filings with the SEC that are incorporated by reference in the Proxy Statement by contacting the Company’s Investor Relations Department at (646) 762-8095.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of the Company is set forth in its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015 and amended on January 22, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and may be available in other relevant materials to be filed with the SEC when they become available.